UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Protagenic Therapeutics, Inc.
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Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

September 7, 2021

Dear Fellow Stockholder:

You are cordially invited to our virtual Annual Meeting of Stockholders of Protagenic Therapeutics, Inc. (the “Annual Meeting”) to be held on September 29, 2021 at 10:00a.m., Eastern Time. The virtual nature of the meeting will enable us to increase stockholder accessibility, while improving meeting efficiency and reducing costs. Stockholders will be able to listen, vote and submit questions from their home or any remote location with internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 2.

The matters to be considered and voted upon at the Annual Meeting are described in the Proxy Statement that accompany this letter.

It is very important that your shares be represented and voted at the Annual Meeting. Please read the attached proxy statement and vote your shares as soon as possible.

If you have any questions or need assistance in voting your shares, please call our Chief Financial Officer, Dr. Alexander K. Arrow, at 213-260-4342.

Thank you for your continued support.

Sincerely

/s/ Garo H. Armen
Garo H. Armen
Chairman

Protagenic Therapeutics, Inc.

 149 Fifth Avenue, Suite 500

 New York, NY 10010

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

 To be held on September 29, 2021

The virtual Annual Meeting of the Stockholders of Protagenic Therapeutics, Inc., a Delaware corporation, will be held at 10:00 a.m. Eastern Time, on September 29, 2021. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. There will be no physical location for stockholders to attend. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/PTIX2021. The Annual Meeting will be held for the following purposes. Capitalized terms are defined in the attached proxy statement.

●	To elect six director nominees to serve as directors until our next annual meeting of stockholders, or until their respective successor is duly elected and qualified;

●	To approve an amendment to our Third Amended and Restated Certificate of Incorporation (our “Charter”) which will classify our Board of Directors into three classes with staggered three-year terms (the “Classified Board Amendment”);

●	To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on August 24, 2021 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting or not, you may vote your shares over the Internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the virtual Annual Meeting and prefer to vote at that time, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alexander K. Arrow
Alexander K. Arrow
Chief Financial Officer and Secretary
New York, New York
September 7, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2021

This Proxy Statement, this Notice of Annual Meeting of Stockholders, and a form of proxy are all available free of charge on the following website; www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the internet.

Table of Contents

ABOUT THE MEETING	1

PROPOSAL NO. 1: TO ELECT SIX DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED	5

CORPORATE GOVERNANCE	8

EXECUTIVE COMPENSATION	12

REPORT OF THE AUDIT COMMITTEE	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27

PROPOSAL NO. 2: TO APPROVE AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (OUR “CHARTER”) WHICH WILL CLASSIFY OUR BOARD OF DIRECTORS INTO THREE CLASSES (THE “CLASSIFIED BOARD AMENDMENT”);	29

PROPOSAL NO. 3: RATIFY THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021	32

STOCKHOLDER PROPOSALS	34

WHERE YOU CAN FIND ADDITIONAL INFORMATON	34

OTHER MATTERS	34

PROTAGENIC THERAPEUTICS, INC.

149 FIFTH AVENUE, SUITE 500

NEW YORK, NY 10010

PROXY STATEMENT

FOR

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To be held on September 29, 2021

This proxy statement contains information related to the Annual Meeting of Stockholders of Protagenic Therapeutics, Inc., a Delaware corporation located at 149 Fifth Avenue, New York, New York 10010 (the “Company”), to be held on September 29, 2021at 10:00 a.m. Eastern Time. The Annual Meeting will be completely virtual. The Annual Meeting shall be held at such other time and place to which the Annual Meeting may be adjourned or postponed. If you plan to participate in the virtual meeting, please see the instructions under “How can I attend the Annual Meeting?” on page 2 of this proxy statement. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/PTIX2021.

In accordance with the “e-proxy” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors of Protagenic Therapeutics, Inc. (the “Board”), on or about August 27, 2021 we will send a Notice of Internet Availability of Proxy Materials and provide access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020 and a form of proxy) within three to five days from the date of receipt of such request.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of the Company’s shares of Common Stock, and/or the Company’s Series B Preferred Stock at the close of business on August 24, 2021 (the “Record Date”) and are entitled to vote at the Annual Meeting.

As of the Record Date, we had 16,779,149 outstanding shares of common stock and no outstanding shares of any other class of Stock.

The shares of our Common Stock represented thereby will be voted in the manner specified in this proxy statement. If not otherwise specified, the shares of our Common Stock represented by the proxies will be voted:

●	To elect six director nominees to serve as directors until the next annual meeting of stockholders or until their respective successor is duly elected and qualified;

●	To approve an amendment to our Third Amended and Restated Certificate of Incorporation (our “Charter”) which will classify our Board of Directors into three classes with staggered three-year terms (the “Classified Board Amendment”);

●	To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

●	To consider any other matters that may properly come before the Annual Meeting.

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What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the approval of an amendment to our Third Amended and Restated Certificate of Incorporation (our “Charter”) which will classify our Board of Directors into three classes (the “Classified Board Amendment”), and the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2021 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon. Holders of our Series B Preferred Stock, par value $0.000001 per share (“Series B Preferred Stock”), are entitled to one vote per share of Common Stock for which the Series B Preferred Stock are convertible. Holders who notify the Company in writing can elect to limit the conversion of, and entitlement to vote, such holder’s Series B Preferred Stock so that such holder’s beneficial ownership of common stock does not exceed 9.99% of the total number of shares of common stock issued and outstanding after giving effect to any conversion (or deemed conversion for voting purposes) of their Series B Preferred Stock and other securities convertible into or exercisable for common stock (the “Beneficial Ownership Cap”). Our issued and outstanding Series B Preferred Stock is held by one holder that has made such election and, therefore, none of our Series B Preferred Stock will be entitled to vote at the Annual Meeting.

As of the Record Date, we had 16,779,149 outstanding shares of Common Stock and no outstanding shares of any other class of Stock.

How can I attend the Annual Meeting?

Stockholders as of the Record Date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/PTIX2021. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PTIX2021 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the Record Date, as a single class, will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting via the internet or by submitting your proxy card by mail. If you would prefer to vote by mail, please request a printed copy of the proxy materials at www.proxyvote.com and marking, signing, dating and mailing the proxy card in the envelope provided. If you hold your shares in street name, you may vote via the internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on the website or on your proxy card. If you vote your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

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You may vote before the Annual Meeting at www.proxyvote.com. Use your 16-digit control number, located on the Notice, and follow the instructions.

If you attend our virtual Annual Meeting you should follow the instructions at www.virtualshareholdermeeting.com/PTIX2021 in order to vote or submit questions during the meeting, even if you have voted your shares by proxy.

If you vote via the internet, your vote must be received by 11:59 p.m. Eastern Time on September 29, 2021.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation; or

●	sending in another duly executed proxy bearing a later date.

For purposes of submitting your vote online, you may change your vote until 11:59 p.m., Eastern Time on October 6, 2020. After this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware General Corporation Law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

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Assuming that a quorum is present, the following votes will be required pursuant to Delaware General Corporation Law:

1.	With respect to the first proposal for the election of directors, directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected.

2.	With respect to the second proposal to approve an amendment to our Charter which will classify our Board of Directors into three classes with staggered three-year terms, the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date for the Meeting is required for approval of the Classified Board Amendment. A failure to submit a proxy card or vote at the Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this proposal.

3.	With respect to the proposal to ratify the appointment of MaloneBailey, LLP, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve this proposal.

4.	Any other proposal that might properly come before the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Second Amended and Restated Bylaws (“Bylaws”).

A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast by the holders of all of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter, while abstentions will be treated as a vote against such proposal. Accordingly, broker non-votes will not have any effect on Proposal 2. Abstentions will be treated as votes against Proposal 2. Neither abstentions nor broker non-votes will have any effect on Proposal 1.

Holders of the common stock and Series B Preferred Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions as to how to vote to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can vote the shares with respect to matters that are “discretionary” routine items but cannot vote the shares with respect to “nondiscretionary” non-routine items (resulting in a “broker non-vote”).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes (such proposals being commonly referred to as “non-routine” matters). Consequently, if customers do not give any direction, brokers will be permitted to vote shares of Common Stock at the Annual Meeting in relation to these matters. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock are voted at the Annual Meeting.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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PROPOSAL 1: TO ELECT SIX DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of six directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Our Bylaws provide that the number of directors that constitute the entire Board shall be fixed from time to time by resolution adopted by a majority of the entire Board. Currently, directors are elected annually, at our annual meeting of stockholders. However, if our stockholders approve of the Classified Board Amendment at the Annual Meeting, our directors will be separated into three classes and with members of each class serving three-year terms. Our Board currently consists of six directors, each of whom has been nominated by our Nominating and Governance Committee for election at the Annual Meeting. The six director nominees for election at the Annual Meeting consist of: Garo H. Armen, Robert B. Stein, Khalil Barrage, Brian J. Corvese, Joshua Silverman and Jennifer Buell.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. In addition, as described in Proposal No. 2 below, if our stockholders approve of the Classified Board Amendment at the Annual Meeting, then our directors will be separated into three different classes and elections for each class will be staggered across a three-year period. For more information, please see “Classified Board of Directors” in Proposal No. 2 below.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the six nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following sets forth certain information with respect to each of our directors who are up for election or re-election at the 2021 Annual Meeting:

Name	Age	Class (1)	Position(s)
Garo H. Armen	68	Class III	Executive Chairman of the Board of Directors

Robert B. Stein	70	Class II	Director

Khalil Barrage	56	Class I	Director

Brian J. Corvese	63	Class III	Director

Joshua Silverman	51	Class I	Director

Jennifer Buell	47	Class II	Director

(1) Assumes the Classified Board Amendment is approved by stockholders at the Annual Meeting. If the Classified Board Amendment is not approved at the Annual Meeting, each director will serve until our next annual meeting of stockholders. For more information, see “Classified Board of Directors” in Proposal No. 2 below.

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Garo H. Armen, Ph.D, Executive Chairman, is one of our founders and joined us in September 2004. Garo H. Armen is Chairman and Chief Executive Officer of Agenus Inc., a biotechnology company he co-founded in 1994. From mid-2002 through 2004, he also served as Chairman of the Board of the biopharmaceutical company Elan Corporation, plc, which he successfully restructured. Prior to Agenus Inc., Dr. Armen established Armen Partners, a money management firm specializing in biotechnology and pharmaceutical companies and was the architect of the widely publicized creation of the Immunex Lederle oncology business in 1993. Earlier, he was a senior vice president of research at Dean Witter Reynolds, having begun his career on Wall Street as an analyst and investment banker at EF Hutton. In 2002, Dr. Armen founded the Children of Armenia Fund, a nonprofit organization dedicated to significantly rebuilding and revitalizing impoverished rural Armenian towns to provide immediate and sustainable benefits to children and youth. He received the Ellis Island Medal of Honor in 2004 for his humanitarian efforts, and received the Sabin Humanitarian Award from the Sabin Vaccine Institute in 2006 for his achievements in biotechnology and progressing medical research. Dr. Armen was also the Ernst & Young 2002 New York City Biotechnology Entrepreneur of the Year, and received a Wings of Hope Award in 2005 from The Melanoma Research Foundation for his ongoing commitment to the melanoma community. Dr. Armen received a PhD in physical chemistry from the Graduate Center, City University of New York, after which he worked as a research fellow at Brookhaven National Laboratories in Long Island, NY. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas.

Khalil Barrage, Director, joined us in July, 2007. Mr. Khalil Barrage has served as a Managing Director of The Invus Group, LLC since 2003, in charge of the Public Equities Group that he set up in September 2003. Invus manages over $3B of capital, with a primary focus is on private equity investments, biotechnology and health care. In addition, Invus manages a fund-of-funds liquid alternative investment and, most recently, the newly established public equities portfolio activity. Mr. Barrage is a value investor. He started his career in 1988 with The Olayan Group, a multibillion private group. He was in charge of the group’s U.S. public equities portfolio, overseeing more than $2 billion of assets. Mr. Barrage holds a BA from American University of Beirut. Mr. Barrage brings to the Board years of experience in the financial and biopharmaceutical arenas.

Robert B. Stein, Ph.D, MD, Director, joined us effective the closing of the Merger in February, 2016. Dr. Robert B. Stein is Chief Scientific Officer of Agenus Inc. Dr. Robert B. Stein leads Agenus’ Research, Preclinical Development and Translational Medicine functions. He helps shape clinical development strategy for vaccines and adjuvants. Additionally, he’s leading integration of the 4-Antibody acquisition, which includes the company’s fully human antibody drug discovery and optimization technology platform, and portfolio of immune checkpoint antibody programs. Over his 30 years of experience in the biopharmaceutical industry he played a pivotal role in bringing to the market Sustiva®, Fablyn®, Viviant®, PanRetin®, TargRetin®, Promacta® and Eliquis®. Prior to joining Agenus, he held executive management positions at Ligand Pharmaceuticals, DuPont Merck, Incyte Pharmaceuticals, Roche Palo Alto and KineMed. Dr. Stein began his career at Merck, Sharp and Dohme. He holds an MD and a PhD in Physiology & Pharmacology from Duke University. Dr. Stein filed a personal voluntary bankruptcy petition under Chapter 7 in August of 2012 and the bankruptcy was discharged in May 2013. Dr. Stein bring substantial scientific expertise to our Board.

Joshua Silverman, Director, Mr. Silverman currently serves as the managing member of Parkfield Funding LLC. Mr. Silverman was the co-founder, and a principal and managing partner of Iroquois Capital Management, LLC (“Iroquois”), an investment advisory firm. Since its inception in 2003 until July 2016, Mr. Silverman served as co-chief investment officer of Iroquois. While at Iroquois, he designed and executed complex transactions, structuring and negotiating investments in both public and private companies and has often been called upon by the companies solve inefficiencies as they relate to corporate structure, cash flow, and management. From 2000 to 2003, Mr. Silverman served as co-chief investment officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as assistant press secretary to the president of the United States. Mr. Silverman currently serves as a director of Akers Biosciences, Inc., AYRO, Inc., Protagenic Therapeutics, Petros Pharmaceuticals, Inc. and Synaptogenix, Inc. all of which are public companies. He previously served as a director of National Holdings Corporation from July 2014 through August 2016 and as a director of Marker Therapeutics, Inc. from August 2016 until October 2018. Mr. Silverman received his B.A. from Lehigh University in 1992.

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Brian J. Corvese, Director, joined us on July 28, 2017, filling the open board seat vacated by Gregory H. Ekizian. Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the board of directors of Agenus Inc. and the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. We believe that, with over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.,

Jennifer Buell, Ph.D., Director, joined us on July 18, 2020, filling the open board seat created when our Board approved the increase of the size of our Board from five to six directors. Dr. Buell serves as the President and Chief Operating Officer of Agenus Inc. Since 2013, Dr. Buell has served Agenus as the Head of Global R&D operations, Head of Research, and Chief External Affairs and Communications Officer. During her tenure, Dr. Buell advanced the expansion of Agenus from a neoantigen vaccine company to a global, fully-integrated platform company with a unique pipeline of immune modulating antibodies, adoptive cell therapies, adjuvants, and cancer vaccines. With over 20 years of biopharmaceutical R&D experience, Dr. Buell has a proven record of success in R&D leadership, most recently at Agenus, where she has led high performing teams in outpacing large pharmaceutical companies in advancing novel therapies to the clinic through Agenus’ proprietary pipeline and in collaboration with Incyte, Merck, and Gilead. Prior to joining Agenus, Dr. Buell held leadership positions in R&D operations at Bristol-Myers Squibb and was later responsible for Programs and Alliances at Harvard Clinical (Baim), where she led the strategy and operations of a portfolio of programs in oncology, neurology, nephrology, and cardiometabolic diseases. Dr. Buell obtained her PhD in Cellular, Biochemical, and Molecular Biochemistry with an MS in Biostatistics from Tufts University in Boston, Massachusetts.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by our stockholders or us to become directors or executive officers

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Except as set forth above with respect to Dr. Stein, had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

On February 24, 2017, we adopted a written Code of Business Conduct and Ethics. Guidelines on Significant Governance Issues, and Process for Security Holder Communications with Directors. A copy of these codes are posted under the “Corporate Governance” subtab under the “Investors” tab in our website, which is located at http://protagenic.com/investors/corporate-governance.

Board Committees

Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science Committee. Each of these committees will operate under a charter that has been approved by our Board.

Audit Committee. The Audit Committee will oversee and monitor our financial reporting process and internal control system, review and evaluate the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee will review and approve all transactions with affiliated parties. The Audit Committee shall be comprised on two or more independent directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Audit Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC, and SEC regulations, as well as any other applicable requirements. The Audit Committee consists of Brian Corvese (Chairperson), Khalil Barrage, and Jennifer Bueull, PhD. The Board has designated Brian Corvese as an “audit committee financial expert,” as that term is defined by the NSADAQ Listing Rules and SEC regulations.

Compensation Committee. The Compensation Committee will provide advice and make recommendations to the Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee will also review the compensation of our President, Chief Executive Officer, and other officers and make recommendations in that regard to the Board as a whole. The Compensation Committee shall be comprised on three or more directors who shall be appointed annually and subject to removal by the Board at any time. The Compensation Committee must consist solely of independent directors. The Compensation Committee consist of Khalil Barrage (Chairperson), Brian Corvese and Josh Silverman.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will nominate individuals to be elected to the full Board by our stockholders. The Nominating and Corporate Governance Committee will determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders. The Nominating and Corporate Governance Committee shall be comprised of three or more directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Nominating and Corporate Governance Committee may or may not meet the independence requirements of The NASDAQ Stock Market, LLC and SEC regulations. The Nominating and Corporate Governance Committee consists of Joshua Silverman (Chair), and Brian Corvese.

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Science Committee. The Science Committee will provide advice, understanding and guidance to management of the Company and the Board on matters involving (i) the Company’s development programs and projects, (ii) acquisitions of new technologies or products and other business opportunities of strategic, scientific and commercial importance to the Company, and (iii) relationships with academic and corporate organizations. The Science Committee shall be comprised of three or more directors who shall be appointed annually and subject to removal by the Board at any time. The Science Committee consists of Jennifer Buell, Ph.D., Garo H. Armen, Ph.D. and Robert B. Stein, MD, Ph.D. (Chair).

Clinical and Regulatory Committee. The Clinical and Regulatory committee will meet at least once per year to review progress of the clinical trial programs of the Company. The Clinical and Regulatory committee was created in July 2020. The Clinical and Regulatory Committee consists of Jennifer Buell, Ph.D. (Chair), Garo H. Armen, Ph.D. and Robert B. Stein, MD, Ph.D.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board be independent. However, in evaluating the independence of our members and the composition of the committees of our Board, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Our Board expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We ultimately intend to appoint such persons to our Board and committees of our Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

We believe that Messrs. Barrage, Corvese, and Silverman are each an “independent” director as that term is defined by the NASDAQ Stock Market, Inc. Marketplace Rules and SEC Regulations. In addition, the Board also designated Brian Corvese as an “audit committee financial expert,” as that term is defined by the NASDAQ Listing Rules and SEC regulations.

With regard to Mr. Silverman’s independent status, the Board considered the fact that he is an ex-CEO of one of the institutional funds (Iroquois Asset Management) that was previously a 50% owner of a limited liability company which previously owned just under 10% of the Company’s common stock. The Board noted that Mr. Silverman is no longer the CEO of Iroquois Asset Management, and as such, he does not represent a major single stockholder.

With regard to Mr. Corvese’s independent status, the Board considered the fact that he has no business relationship with the Company.

With regard to Mr. Barrage’s independent status, the Board considered the fact that he has no business relationship with the Company.

Dr. Stein, a member of the Science Committee and Clinical and Regulatory Committee, is not considered “independent.”

Dr. Buell, a member of the Science Committee and Clinical and Regulatory Committee, is not considered “independent.”

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Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our Company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with the Company.

We have entered into indemnification agreements with each of our directors and executive officers. It is anticipated that future directors and officers will enter into an Indemnification Agreement with us in substantially similar form. The Indemnification Agreement provides, among other things, that we will indemnify and hold harmless each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. The Indemnification Agreement further provides that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the Indemnification Agreement, an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. The Indemnification Agreement also requires us to maintain in full force and effect directors’ liability insurance on the terms described in the Indemnification Agreement. If indemnification under the Indemnification Agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

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Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis:

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Protagenic Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

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EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since
Garo H. Armen	68	Executive Chairman of the Board of Directors	2004
Alexander K. Arrow	50	Chief Financial Officer	2016

See Proposal 1 above for biographical information regarding Garo H. Armen.

Alexander K. Arrow, M.D., CFA – Chief Financial Officer. Dr. Arrow became our Chief Financial Officer in February 2016. Dr. Arrow is the Chief Financial Officer of Carlsmed, Inc, a spinal implant manufacturer whose mission is to improve outcomes and decrease the cost of healthcare for complex spine surgery and beyond. He serves on the Boards of Zelegent, Inc., supplier of a minimally-invasive snoring alleviation tool, and Paragonix Technologies, supplier of the leading solid organ transportation device. Previously, Dr. Arrow served as a director of Neumedicines, Inc., a company developing protein therapeutics in Oncology, Hematology and Immunology, and as a director and as Chairman of the Audit and Compensation Committees of Biolase, Inc. (NASDAQ: BIOL) from 2010 through 2014, as well as the President and Chief Operating Officer. Biolase, Inc. is the leading manufacturer of dental lasers. Before Biolase, he was the Chief Medical and Strategic Officer of Circuit Therapeutics, Inc., in the field of optogenetics. From 2007 through 2012, Dr. Arrow was the Chief Financial Officer of Arstasis, Inc., a cardiology device manufacturer. From 2002 to 2007, he headed medical technology equity research at the global investment bank Lazard Capital markets, LLC. Dr. Arrow spent two years 1999-2001 as Chief Financial Officer of the Patent & License Exchange, and three years as the life sciences research analyst at Wedbush Morgan Securities. He received his CFA in 1999. He was awarded an M.D. from Harvard Medical School in 1996 and a B.A. in Biophysics, magna cum laude, from Cornell University in 1992.

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers and for fiscal years ended December 31, 2019, 2018, and 2017.

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)

Garo H. Armen,	2020	0	0	0	$411,185	(1)	0	0	0	$411,185
Chairman	2019	0	0	0	$0		0	0	0	$0

Alexander K. Arrow,	2020	$38,462	$0	$0	$564,067	(2)	$0	$0	0	$602,529
Chief Financial Officer	2019	$9,094	$0	$0	$81,977	(2)	$0	$0	0	$91,071

(1)	We use the Black-Scholes option pricing model to value the options granted. On February 13, 2020, Dr. Armen was granted 300,000 options (exercise price of $1.75/option) under the 2016 Equity Compensation Plan.

(2)	We use the Black-Scholes option pricing model to value the options granted. On February 1, 2019, Dr. Arrow was granted 41,667 options (exercise price of $1.75/option) under the 2016 Equity Compensation Plan in lieu of two months cash salary. On February 13, 2020, Dr. Arrow was granted 120,000 options (exercise price $1.75/option) under the 2016 Equity Compensation Plan. On February 13, 2020, he was granted 187,497 options (exercise price of $1.75/option) in lieu of nine months of cash salary. On July 18, 2020, he was granted 124,998 options (exercise price $1.75/option) in lieu of six months of cash salary.

Employment Arrangements with Officers and Directors

Dr. Alexander Arrow, our Chief Financial Officer, previously received base compensation of $125,000 per year for his part-time work for us. This cash compensation was suspended effective February 1, 2019, as part of the Company’s company-wide cost-cutting, cash-preserving temporary budget. In addition, Dr. Arrow received 100,000 options under the 2006 Plan as a sign-on bonus when he joined us and 140,000 options under the 2016 plan on April 15, 2016. These options have an exercise price of $1.25 per share, a ten-year term and vest over a three-year period in 35 monthly installments of 2,778 shares and a final installment of 2,770 shares and 3,889 shares and a final installment of 3,885 shares, respectively. On October 16, 2017, we granted Dr. Arrow another ten-year option to purchase 75,000 shares of our common stock at an exercise price of $1.75 per share, which vests in 35 monthly installments of 2,083 shares and a final installment of 2,095. On February 25, 2019, we granted Dr. Arrow another ten-year option to purchase 41,667 shares of our common stock at an exercise price of $1.75 per share, which were fully-vested by March 31, 2019. On February 13, 2020, in lieu of 2019 compensation, we granted Dr. Arrow another ten-year option to purchase 187,497 shares of our common stock at an exercise price of $1.75 per share, which were fully-vested upon grant. The terms of Dr. Arrow’s option grants also include full vesting acceleration upon a change of control. Drs. Arrow and Armen currently are the only executive officers of the Company. Effective July 1, 2021, Dr. Arrow’s compensation was raised to $150,000 per year.

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Consultancy Agreements

Andrew Slee, PhD, Chief Operating Officer. In December 2020, we entered into a consulting agreement with Dr. Slee to act as our Chief Operating Officer. We granted Dr. Slee (i) 100,000 options on April 15, 2016, at an exercise price of $1.25 per option, (ii) 75,000 options on October 16, 2017, at an exercise price of $1.75 per option, and (iii) 75,000 options on July 18, 2020, at an exercise price of $1.25 per option, (iv) 150,000 options on February 13, 2020, at an exercise price of $1.75 per option, and (v) 50,000 options on February 25, 2021, at an exercise price of $5.60 per option.

Robert B. Stein, PhD, MD, Director, Chief Medical Officer. We entered into a consulting agreement with Dr. Stein effective December 2020. Dr. Stein is responsible for providing us with technical and advisory services related to our research and development efforts. The consulting agreement remains in effect indefinitely. On January 23, 2015, we granted Dr. Stein ten-year options to purchase 200,000 shares of our common stock, at an exercise price of $1.25 per share. The options vest in increments of 1.667% per month on the first day of each calendar month following January, 2015, such that the shares shall be fully vested on January 23, 2020, provided Dr. Stein remains a consultant to us. On October 16, 2017, we granted Dr. Stein a ten-year grant to purchase another 200,000 shares of our common stock, at an exercise price of $1.75 per share, vesting over 48 months. On February 13, 2020, we granted Dr. Stein a ten-year grant to purchase another 150,000 shares of our common stock, at an exercise price of $1.75 per share, vesting over 12 months. On February 25, 2021 we granted Dr. Stein a ten-year grant to purchase another 50,000 shares of our common stock, at an exercise price of $5.60 per share, vesting over 48 months

Jennifer Buell, PhD., Director. We entered into a consulting agreement with Dr. Buell effective February 2021. Dr. Buell is responsible for providing us with clinical and regulatory services related to our development of our drug candidate, PT00114. The consulting agreement remains in effect indefinitely. On July 18, 2020, we granted Dr. Buell two stock option grants: One for 45,000 options at $1.75 per share that vested over 12 months, and the other for 100,000 options at $1.75 per share that vests over 48 months. On February 25, 2021, coinciding with the beginning of her consulting contract, we granted Dr. Buell 200,000 options at $1.75 per share strike price that vests monthly over 48 months.

David Lovejoy PhD, Scientific Advisor. Our subsidiary, Protagenic Therapeutics Canada (2006) Inc., has an ongoing consulting relationship with Dr. David Lovejoy, a co-founder of the company and the principal investigator of the laboratory at the University of Toronto in which the groundbreaking original TCAP discovery work was performed.

Dalia Barsyte PhD, Scientific Advisor. Our subsidiary, Protagenic Therapeutics Canada (2006) Inc., has an ongoing consulting relationship with Dr. Dalia Barsyte. Dr. Barsyte is responsible for overseeing (i) design and development of ELISA assays for measuring TCAP, (ii) evaluation of TCAP exposure biomarker assay, (iii) development of pipeline peptides, and (iv) development of clinically compatible formulations for TCAP, as well as all of the bench research and development of formulation and extraction methods. The company seeks input from Dr. Barsyte on a case-by-case basis, but is not currently paying her a monthly consulting fee. As well, we have granted Dr. Barsyte 10,000 shares of our common stock and ten-year options to purchase 150,000 shares of our common stock. Options to purchase 100,000 shares of common stock, at an exercise price of $1.00 per share, have fully vested; the options to purchase the remaining 50,000 shares of common stock, at an exercise price of $1.25 per share, vested in March 2016. On October 16, 2017, we granted Dr. Barsyte another ten-year option to purchase 20,000 shares of our common stock at an exercise price of $1.75 per share. On February 13, 2020, we granted Dr. Barsyte another ten-year option to purchase 10,000 shares of our common stock at an exercise price of $1.75 per share. These options vest over 48 months.

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Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards made to our named executive officers that were outstanding at December 31, 2020.

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Garo H. Armen (1)	500,000	-	$1.25	April 15, 2026

Garo H. Armen (2)	250,000	-	$1.75	October 16, 2027

Garo H. Armen (3)	300,000	-	$1.75	February 13, 2030

Alexander K. Arrow (4)	100,000	-	$1.25	February 12, 2026

Alexander K. Arrow (4)	140,000	-	$1.25	April 15, 2026

Alexander K. Arrow (5)	75,000	-	$1.75	October 16, 2027

Alexander K. Arrow (6)	41,667	-	$1.00	February 1, 2029

Alexander K. Arrow (7)	120,000	-	$1.75	February 13, 2030

Alexander K. Arrow (8)	187,497	-	$1.75	February 13, 2030

Alexander K. Arrow (9)	124,998	-	$1.75	July 18, 2030

Andrew Slee (10)	100,000	-	$1.25	April 15, 2026

Andrew Slee (11)	75,000	-	$1.75	October 16, 2027

Andrew Slee (12)	150,000	-	$1.75	February 13, 2030

Andrew Slee (13)	75,000	-	$1.25	July 18, 2030

Robert B. Stein (14)	200,000	-	$1.25	January 22, 2025

Robert B. Stein (15)	40,000	-	$1.25	April 15, 2026

Robert B. Stein (16)	200,000	-	$1.75	October 16, 2027

Robert B. Stein (17)	150,000	-	$1.75	February 13, 2030

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(1)	Dr. Armen was granted a 500,000 share option grant on April 15, 2016
(2)	Dr. Armen was granted a 250,000 share option grant on October 16, 2017.
(3)	Dr. Armen was granted a 300,000 share option grant on February 13, 2020.
(4)	Dr. Arrow was granted a 100,000 share option grant on February 12, 2016, and a 140,000 share option grant on April 15, 2016
(5)	Dr. Arrow was granted a 75,000 share option grant on October 16, 2017.
(6)	Dr. Arrow was granted a 41,667 share option grant on February 1, 2019.
(7)	Dr. Arrow was granted a 120,000 share option grant on February 13, 2020.
(8)	Dr. Arrow was granted a 187,497 share option grant on February 13, 2020.
(9)	Dr. Arrow was granted a 124,998 share option grant on July 18, 2020.
(10)	Dr. Slee was granted a 100,000 shares option grant on April 15, 2016.
(11)	Dr. Slee was granted a 75,000 shares option grant on October 16, 2017.
(12)	Dr. Slee was granted a 150,000 shares option grant on February 13, 2020.
(13)	Dr. Slee was granted a 75,000 shares option grant on July 18, 2020.
(14)	Dr. Stein was granted a 200,000 shares option grant on January 22, 2015.
(15)	Dr. Stein was granted a 40,000 shares option grant on April 15, 2016.
(16)	Dr. Stein was granted a 200,000 shares option grant on October 16, 2017.
(17)	Dr. Stein was granted a 150,000 shares option grant on February 13, 2020.

For Drs. Armen and Arrow, following a qualified Change of Control, a resignation for Good Reason, or an involuntary termination other than For Cause, 100% of the executives’ then-unvested options shall become immediately vested.

For Drs. Armen and Arrow, following a qualified Change of Control, a resignation for Good Reason, or an involuntary termination other than For Cause, 100% of the executives’ then-unvested options shall become immediately vested.

Director Compensation

During fiscal year 2020 we did not compensate directors who were not employees of the Company.

Our plan for Director compensation is that on April 15 of each fiscal year, each non-employee directors will receive an option under the 2016 Plan to purchase 40,000 shares of common stock, as well as an option to purchase 5,000 shares for each committee which they chair. No additional options shall be granted for serving on a committee without being its chair. All options will be granted at fair market value, as defined in the 2016 Plan, on the date of grant, and will vest over a three-year period in equal monthly installments. Vesting will accelerate in certain circumstances, such as a change of control of the Company, and unvested options will terminate upon the cessation of an individual’s service to us as a director.

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Non-employee directors may be reimbursed for their reasonable expenses in attending Board and committee meetings.

We entered into a consulting agreement with Robert B. Stein, PhD, MD, which is described above.

Equity Compensation Plans

Equity Compensation Plan Information

Plan category	(a) No. of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	10,477,685	$1.27	1,122,918

Equity compensation plans not approved by security holders	0	0	0

Total	10,477,685	$1.27	1,122,918

In connection with the Merger, we adopted Protagenic’s 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”). On June 17, 2016, our stockholders adopted our 2016 Equity Compensation Plan and, as a result, we terminated the 2006 Plan. We will not grant any further awards under the 2006 Plan. All outstanding grants under the 2006 Plan will continue in effect in accordance with the terms of the particular grant and the 2006 Plan.

2006 Employee, Director and Consultant Stock Plan

The following description of the pertinent terms of the 2006 Plan is a summary and is qualified in its entirety by the full text of the 2006 Plan.

Administration. The administrator (the “Administrator”) of the 2006 Plan is the Board, except to the extent the Board delegates its authority to the Compensation committee (the “Committee”) of the Board, in which case the Committee shall be the Administrator. Subject to the provisions of the 2006 Plan, the Administrator is authorized to:

a.	Interpret the provisions of the 2006 Plan or of any option or stock grant and to make all rules and determinations which it deems necessary or advisable for the administration of the 2006 Plan;

b.	Determine which employees, directors and consultants shall be granted awards;

c.	Determine the number of Shares for which an award shall be granted;

d.	Specify the terms and conditions upon which an award may be granted; and

e.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the us or to 2006 Plan participants or to otherwise facilitate the administration of the 2006 Plan, which sub-plans may include additional restrictions or conditions applicable to options or shares acquired upon exercise of options.

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provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the 2006 Plan or of any award granted under it shall be final.

If permissible under applicable law, the Board or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board or the Committee at any time.

Terms and Conditions of Options. Options granted under the 2006 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Administrator will determine the exercise price of options granted under the 2006 Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value will generally be the closing sale price on the date of grant. If the common stock is not traded on a stock exchange or national market system on the date of grant, the fair market value will generally be the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the trading day on which common stock was traded immediately preceding the applicable date. If no such prices are available, the fair market value shall be determined in good faith by the Administrator.

No option intended to qualify as an ISO may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2006 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the exercise price of an option may be paid (a) in cash or by certified bank check, (b) at the discretion of the Administrator, through delivery of shares of our common stock held for at least six months having a fair market value equal to the purchase price, (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of the above methods.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Effect of Certain Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the Shares then subject to such options either the consideration payable with respect to the outstanding shares of common stock in connection with the Corporate Transaction or securities of any successor or acquiring entity (provided, that, at the discretion of the Administrator, all unvested options shall be made fully or partially exercisable for purposes of this Subparagraph upon the closing of the Corporate Transaction); or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable), within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares of common stock subject to such options (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable) over the exercise price thereof.

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Tax Withholding. As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2006 Plan to pay any federal, state or local taxes required by law to be withheld.

2016 Equity Compensation Plan

The following description of the principal terms of the 2016 Plan is a summary and is qualified in its entirety by the full text of the 2016 Plan.

Administration. The 2016 Plan is administered by the Compensation Committee of our Board, provided that the entire Board may act in lieu of the Compensation Committee on any matter, subject to certain requirements set forth in the 2016 Plan. The Compensation Committee may grant options to purchase shares of our common stock, stock appreciation rights, stock units, restricted shares of our common stock, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of award, and adopt, amend and rescind rules and regulations for the administration of the 2016 Plan. Subject to applicable law, the Compensation Committee may authorize one or more reporting persons (as defined in the 2016 Plan) or other officers to make awards (other than awards to reporting persons, or other officers whom the Compensation Committee has specifically authorized to make awards). No awards may be granted under the 2016 Plan on or after the ten-year anniversary of the adoption of the 2016 Plan by our Board, but awards granted prior to such tenth anniversary may extend beyond that date.

Eligibility. Awards may be granted under the 2016 Plan to any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.

Shares Subject to the 2016 Plan. The aggregate number of shares of common stock originally available for issuance in connection with options and awards granted under the 2016 Plan is 3,000,000 shares. Incentive Stock Options may, but need not be, granted with respect to all of the shares available for issuance under the 2016 Plan; provided, however, that the maximum aggregate number of shares of common stock which may be issued in respect of Incentive Stock Options (after giving effect to any increases pursuant to the “evergreen” provisions of the 2016 Plan discussed below) shall not exceed 6,000,000 shares, subject to adjustment in the event of stock, splits and similar transactions. If any award granted under the 2016 Plan payable in shares of common stock is forfeited, cancelled, or returned for failure to satisfy vesting requirements, otherwise terminates without payment being made, or if shares of common stock are withheld to cover withholding taxes on options or other awards, the number of shares of common stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2016 Plan.

In addition, the 2016 Plan contains an “evergreen” provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2016 Plan on January 1 of each year during the period beginning January 1, 2017, and ending on (and including) January 1, 2026. The annual increase in the number of shares shall be equal to (i) five point five percent (5.5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) with respect to shares of common stock which may be issued under the 2016 Plan other than in respect to Incentive Stock Options, the difference between (x) eighteen percent (18%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, and (y) the total number of shares of common stock reserved under the 2016 Plan on December 31st of such preceding calendar year (including shares subject to outstanding awards, issued pursuant to awards or available for future awards) if such amount is greater than the amount determined in (i) immediately above; provided, however, that our Board may act prior to the first day of any calendar year to provide that there shall be no increase such calendar year, or that the increase shall be a lesser number of shares of common stock than would otherwise occur. On each of January 1, 2017, January 1, 2019 and January 1, 2020, pursuant to an annual “evergreen” provision contained in the 2016 Plan, the number of shares reserved for future grants was increased by 564,378 shares, or a total of 1,693,134 shares. A total of 4,868,623 shares of common stock is currently available for issuance in connection with options and awards granted under the 2016 Plan.

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Terms and Conditions of Options. Options granted under the 2016 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2016 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our common stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value shall generally be the closing sale price as of such date, or if there were no trades recorded on such date, then the most recent date preceding such date on which trades were recorded. If on the date of grant the common stock is traded in an over-the-counter market, the fair market will generally be the average of the closing bid and asked prices for the shares of common stock as of such date, or, if there are no closing bid and asked prices for the shares of common stock on such date, then the average of the bid and asked prices for the shares of common stock on the most recent date preceding such date on which such closing bid and asked prices are available. If the common stock is not listed on a national securities exchange or national market system or traded in an over-the-counter market, the fair market value shall be determined by the Compensation Committee in a manner consistent with Section 409A of the Code. Notwithstanding the foregoing, if on the date of grant the common stock is listed on a stock exchange or is quoted on a national market system, or is traded in an over-the-counter market, then solely for purposes of determining the exercise price of any grant of a stock option or the base price of any grant of a stock appreciation right, the Compensation Committee may, in its discretion, base fair market value on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions of the common stock as reported by the exchange or market on which the common stock is traded. In addition, the determination of fair market value also may be made using any other method permitted under Treasury Regulation section 1.409A-1(b)(5)(iv).

No option may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2016 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by bank check or such other means as the Compensation Committee may accept. As set forth in an award agreement or otherwise determined by the Compensation Committee, in its sole discretion, at or after grant, payment in full or part of the exercise price of an option may be made (a) in the form of shares of common stock that have been held by the participant for such period as the Compensation Committee may deem appropriate for accounting purposes or otherwise, valued at the fair market value of such shares on the date of exercise; (ii) by surrendering to the Company shares of common stock otherwise receivable on exercise of the option; (iii) by a cashless exercise program implemented by the Compensation Committee in connection with the 2016 Plan; and/or (iv) by such other method as may be approved by the Compensation Committee and set forth in an award agreement.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient or the recipient’s guardian or legal representative. However, the Compensation Committee may permit the transfer of a nonqualified stock option, share-settled stock appreciation right, restricted stock award, performance share or share-settled other stock-based award either (a) by instrument to the participant’s immediate family (as defined in the 2016 Plan), (b) by instrument to an inter vivos or testamentary trust (or other entity) in which the award is to be passed to the participant’s designated beneficiaries, or (c) by gift to charitable institutions. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service.

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Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (“SAR”) independent of or in connection with an option. The Compensation Committee will determine the terms applicable to stock appreciation rights. The base price of a stock appreciation right will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our common stock with respect to the date of grant of such stock appreciation right. The maximum term of any SAR granted under the 2016 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the base price of such stock appreciation right, multiplied by

●	the number of shares as to which such stock appreciation right is exercised.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted common stock and/or stock units under the 2016 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the times of vesting or other payment of the restricted stock award. Stock unit awards may be granted with dividend equivalent rights, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Compensation Committee in its discretion. If any dividend equivalents are paid while a stock unit award is subject to restrictions, the dividend equivalents shall be subject to the same restrictions on transferability as the underlying stock units, unless otherwise set forth in an award agreement. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2016 Plan. Performance shares and performance units are awards which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards. The Compensation Committee may award Incentive Bonus Awards under the 2016 Plan. Incentive Bonus Awards may be based upon the attainment of specified levels of Company or subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Compensation Committee. Incentive Bonus Awards will be paid in cash or common stock, as set forth in an award agreement

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2016 Plan, including the grant or offer for sale of unrestricted shares of our common stock and payment in cash or otherwise of amounts based on the value of shares of common stock.

Section 162(m) Compliance. If stock or cash-based awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, any subsidiary or any division or operating unit thereof: (a) pre-tax income; (b) after-tax income; (c) net income; (d) operating income or profit; (e) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (f) earnings per share; (g) return on equity; (h) return on sales or revenues; (i) return on invested capital or assets; (j) cash, funds or earnings available for distribution; (k) appreciation in the fair market value of the common stock; (l) operating expenses; (m) implementation or completion of critical projects or processes; (n) return on investment; (o) total return to stockholders; (p) dividends paid; (q) net earnings growth; (r) related return ratios; (s) increase in revenues; (t) the Company’s published ranking against its peer group of pharmaceutical companies based on total stockholder return; (u) net earnings; (v) changes (or the absence of changes) in the per share or aggregate market price of the common stock; (w) number of securities sold; (x) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period; (y) total revenue growth; (z) economic value created; (aa) operating margin or profit margin; (bb) share price or total stockholder return; (cc) cost targets, reductions and savings, productivity and efficiencies; (dd) strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, progress with research and development activities, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (ee) objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and (ff) any combination of, or a specified increase or improvement in, any of the foregoing.

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At the end of the performance period established in connection with any award, the Compensation Committee will determine the extent to which the performance goal or goals established for such award have been attained, and shall determine, on that basis, the number of performance shares or performance units included in such award that have been earned and as to which payment will be made. The Compensation Committee will certify in writing the extent to which it has determined that the performance goal or goals established by it for such award have been attained.

With respect to awards intended to be performance-based compensation under Section 162(m) of the Code, no participant of the 2016 Plan may receive in any one fiscal year (a) options or stock appreciation rights relating to more than 1,000,000 shares of our common stock, and (b) stock units, restricted shares, performance shares, performance units or other stock-based awards that are denominated in shares of common stock relating to more than 1,000,000 shares of our common stock in the aggregate. The maximum dollar value payable to any participant for a fiscal year of the Company with respect to stock units, performance units or incentive bonus awards or other stock-based awards that may be settled in cash or other property (other than common stock) is $1,500,000.

Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2016 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance unit held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The 2016 Equity Compensation Plan will remain in effect until March 2026, or, if earlier, when awards have been granted covering all available shares under the 2016 Plan or the 2016 Plan is otherwise terminated by the Board. The Board may amend the terms of awards in any manner not inconsistent with the 2016 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our Board may at any time amend, suspend, or terminate the 2016 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the 2016 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the 2016 Plan or changes the persons or classes of persons eligible to receive awards.

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Tax Withholding. The Company has the power and right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulations to be withheld.

Recoupment Policy. Awards granted under the 2016 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Federal Income Tax Consequences. The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2016 Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2016 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non-statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price, and the balance of the gain, if any, will be afforded capital gain treatment.

For awards of stock grants, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time of the stock is granted rather than when it becomes vested). The stock grants will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

A participant is not deemed to receive any taxable income at the time an award of restricted stock units is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any).

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If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to certain of the Company’s other executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year).

Option Grants and Stock Awards

As of December 31, 2020, we had outstanding stock options to purchase 5,597,861 shares at an average exercise price of approximately $1.34 per share. Included in the total outstanding stock options were 0 stock options granted under the 2006 Plan in 2020 and 1,762,495 nonqualified stock options granted under the 2016 Plan in 2020 to our executive officers and others at an exercise price of $1.75 per share.

All awards to be made under the 2016 Plan are discretionary, subject to the terms of the 2016 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2016 Plan are generally not determinable at this time. The equity grant program for our non-employee directors is described under the Compensation of Directors section in this proxy statement. The following table summarizes these 2016 awards to our named executive officers, all executive officers and the non-executive officer employees and consultants.

New Plan Benefits Table

Name and Position	Number of Units (options)
Garo H. Armen, Executive Chairman	1,050,000 (1)
Alexander K. Arrow, Chief Financial Officer	689,162 (2)
Non-Executive Director Group (Mrs. Silverman, Corvese, Barrage, and Dr. Buell)	930,000 (3)
Non-Executive Officer Employee/Consultant Group (Dr. Slee, Dr. Stein, Mr. Z. Armen)	1,095,000 (4)

(1)	These options came from three grants in the 2016 plan: 500,000 options granted on April 15, 2016 with an exercise price of $1.25 per share, 250,000 options granted October 16, 2017 with an exercise price of $1.75 per share, and 300,000 options granted Feb 13, 2020 with an exercise price of $1.75 per share, each of which vest over three years in monthly installments.

(2)	These options came from three grants in the 2016 plan in lieu of cash compensation for the 19-month period February 2019 -August 2020: 41,667 options granted Feb 1, 2019 with an exercise price of $1.00 per share, 187,497 options granted Feb 13, 2020 with an exercise price of $1.75 per share, and 124,998 options granted July 18, 2020 with an exercise price of $1.75 per share for a total of 354,162 options in lieu of cash compensation, and three grants in the 2016 plan as regular incentive stock options: 140,000 options granted April 15, 2016 with an exercise price of $1.25 per share, 75,000 options granted October 16, 2017 with an exercise price of $1.25 per share, and 120,000 options granted Feb 13, 2020 with an exercise price of $1.75 per share, for a total of 435,000 regular incentive options.

(3)	These options have exercise prices of either $1.25 or $1.75 per share with various vesting schedules

(4)	These options have exercise prices of either $1.25 or $1.75 with various vesting schedules

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REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Protagenic Therapeutics, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2020 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2020.

2.	The Audit Committee has discussed with representatives of MaloneBailey, LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 16, as amended.

3.	The Audit Committee has discussed with MaloneBailey, LLP, the independent public accounting firm for the fiscal year ended December 31, 2020, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by MaloneBailey, LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee of Protagenic Therapeutics, Inc.

Brian J. Corvese, Chairperson

 Khalil Barrage

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes the beneficial owners of more than 5% of the Company’s voting securities and the securities of the Company beneficially owned by the Company’s directors and officers as of August 25, 2021.

Name and address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Class

Garo H. Armen(1)	5,092,323	(2)	27%

Robert B. Stein(1)	578,542	(3)	3%

Khalil Barrage(1)	560,000	(4)	5%

Alexander K. Arrow(1)	824,089	(5)	5%

Larry N. Feinberg	800,000	(6)	5%

Brian J. Corvese(1)	205,000	(7)	1%

David A. Lovejoy	579,912	(8)	3%

Josh Silverman(1)	200,000	(9)	1%

Jennifer Buell(1)	36,563	(10)	0%

Andrew Slee(1)	211,198	(11)	1%

All directors and executive officers as a group (8 persons)	7,505,289	(12)	36%

(1) Executive officer and/or director.

(2) Includes warrants to purchase 953,367 shares of common stock at an exercise price of approximately $1.00 per share. Includes 2,887,289 shares held in the name of Dr. Armen and 250,000 shares held in the name of the Garo H. Armen IRA, as to which Dr. Armen has sole voting and dispositive power. Also includes options to purchase 841,667 shares of common stock at an exercise price of $1.25 or $1.75 per share. Does not include options to purchase 208,333 shares that are not exercisable within 60 days of the date of this proxy statement. Also includes 160,000 shares of common stock from convertible notes.

(3) Represents options to purchase 578,542 shares of common stock at an exercise price of $1.25 or $1.75 per share. Does not include options to purchase 61,458 shares in the aggregate that are not exercisable within 60 days of the date of this proxy statement.

(4) Includes 50,000 shares of common stock and options to purchase 350,000 shares of common stock at an exercise price of $1.25 per share. Does not include options to purchase 10,000 shares in the aggregate that are not exercisable within 60 days of the date of this proxy statement. Also includes 160,000 shares of common stock from convertible notes.

(5) Includes 100,000 shares held in the name of Dr. Arrow and 18,260 shares held in the name of the Alexander K. Arrow IRA, as to which Dr. Arrow has sole voting and dispositive power. Also includes options to purchase 705,829 shares of common stock at an exercise price of $1.25 or $1.75 per share. Does not include options to purchase 83,333 shares of common stock in the aggregate that are not exercisable within 60 days of the date of this proxy statement.

(6) Includes 500,000 shares of common stock held in the name of Mr. Feinberg and warrants to purchase 300,000 shares of common stock at an exercise price of $1.00 per share.

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(7) Includes options to purchase 205,000 shares of common stock at an exercise price of $1.75 per share. Does not include options to purchase 10,000 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(8) Includes 148,800 shares of common stock held in the name of Dr. Lovejoy and options to purchase 431,112 shares of common stock in the aggregate with an exercise price ranging from $1.00 to $1.75 per share. Does not include options to purchase 22,188 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(9) Includes options to purchase 200,000 shares of common stock at an exercise price of $1.25 or $1.75 per share. Does not include options to purchase 10,000 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(10) Includes options to purchase 36,563 shares of common stock at an exercise price of $1.75 or $5.60 per share. Does not include options to purchase 308,438 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(11) Includes options to purchase 211,198 shares of common stock at an exercise price of $1.25, $1.75, or $5.60 per share. Does not include options to purchase 238,802 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(12) Includes warrants to purchase 1,253,367 shares of common stock and options to purchase 2,590,481 shares of common stock. Also includes 224,000 shares of common stock from convertible notes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in Item 11, Executive Compensation.

Our principal offices are located at 149 Fifth Avenue, Suite 500, New York, New York 10010, in a conference room of Agenus, Inc. We utilize our principal office for quarterly board meetings and our annual stockholder meeting at no cost. Our personnel and consultants all work remotely, the Company’s basic science laboratory work is conducted in the Lovejoy Lab at the University of Toronto, and its preclinical efficacy work is conducted at CROs. Hence the Company does not have the need for a day-to-day physical office location other than a mailing address and conference room facility for meetings. For that reason, the Agenus conference room suits its purposes without imposing any inconveniences upon Agenus. Dr. Armen, our Executive Chairman, is also the Chairman and Chief Executive Officer of Agenus Inc.

Transactions with Predecessor Stockholders

Split-Off

At the closing of the Merger we had a 51% interest in MomSpot LLC, and the remaining 49% was held by B.E. Global LLC. Barry Eisenberg is the sole owner of B.E. Global LLC and is the Chief Executive Officer of MomSpot LLC. Immediately after the closing of the Merger, we split off our 51% membership interests in MomSpot LLC. The split-off was accomplished through the transfer of all of our membership interests of MomSpot LLC to B.E. Global LLC having nominal value of nominal considerations via a split off agreement.

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Secured Convertible Notes/Predecessor Warrants

Between February 11, 2014 and December 9, 2015, Atrinsic issued secured convertible promissory notes (the “Secured Convertible Notes”) in the aggregate principal amount of $665,000 and $35,000 in interest to two of its stockholders, of which Secured Convertible Notes in the aggregate principal amount of $332,500 were issued to Iroquois Master Fund Ltd. (“IMF”). Josh Silverman, who became one of our directors upon the closing of the Merger, is an affiliate of IMF. The Secured Convertible Notes, as revised and amended, had a maturity date of August 31, 2016 and bore interest at the rate of 5.0% per annum, payable at maturity. The outstanding principal and accrued interest of each Secured Convertible Note was convertible, subject to a 4.99% beneficial ownership cap), into shares of Atrinsic’s common stock at an initial conversion price of $5.00 per share (subject to adjustment), at the option of the respective holders. IMF exchanged the Secured Convertible Notes that it held for 147,972 Predecessor Warrants, which Predecessor Warrants were issued to SBP at the closing of the Merger, and the instruments by which the Secured Convertible Notes were secured were simultaneously terminated.

Transactions Relating to Protagenic

Garo H. Armen, our Chairman and principal stockholder, purchased shares of Series B Preferred Stock in the Private Offering in exchange for the cancellation of $350,000 of loans made by him, plus accrued and unpaid interest on these loans.

During 2013 and 2012, Mr. Armen made loans to us in the amount of $310,000. The proceeds of the loans were used to fund research, development and general operating activity of Protagenic. The loans accrued interest at the rate of 10% per annum. In February 2013, in connection with a capital raise by Protagenic, the loans and accrued interest thereon, totaling $317,789, were converted into Protagenic warrants to purchase 953,367 shares of Protagenic common stock at an exercise price of $1.00 per share. Other than with respect to the payment of the purchase price for the securities by the conversion of debt, Mr. Armen participated in this capital raise on the same terms as all other investors.

From April 15, 2015 through October 29, 2015, Mr. Armen made five loans to Protagenic. The proceeds of the loans were used to fund research, development and general operating activity of Protagenic. The loans accrued interest at the rate of 10% per annum. Principal and accrued interest on these loans, totaling approximately $350,000, were converted into shares of Series B Preferred Stock in the Private Offering at a price of $1.25 per share.

On December 21, 2015, Dr. Alexander K. Arrow purchased 60,000 shares of common stock of Protagenic from another stockholder at a per share purchase price equal to $0.50 for an aggregate purchase price of $30,000. In addition, Dr. Arrow purchased 58,260 shares of Series B Preferred Stock in the Private Offering, on the same terms as all other investors.

Effective December 23, 2015, Mr. Armen entered into an additional loan agreement with Protagenic pursuant to which he agreed to loan Protagenic up to $150,000. The loans under this Agreement accrued interest at the rate of 10% per year. The principal and interest on these loans is convertible into common stock at a price of $1.25 per share. On December 23, 2015, Protagenic borrowed $37,628 of the $150,000 available Borrowings under the agreement.

Effective June 17, 2016, the Board, with Garo Armen recused, determined that it was in the best interest of the Company to convert the last remaining portion of debt owed to Dr. Armen into equity, per the terms of the loan agreements. The sum total of remaining debt and accumulated interest as of December 31, 2017 was $0.

Merger Transaction

On February 12, 2016, which we refer to as the Merger Closing Date, Atrinsic, Inc., Protagenic Therapeutics, Inc. and Protagenic Acquisition Corp., Atrinsic, Inc.’s wholly-owned subsidiary, entered into a merger agreement and completed the merger contemplated by the merger agreement. Pursuant to the merger agreement, on the Merger Closing Date, Protagenic Acquisition Corp. merged with and into Protagenic Therapeutics, Inc., with Protagenic Therapeutics, Inc. remaining as the surviving entity and wholly-owned subsidiary of Atrinsic, Inc. On June 17, 2016, we merged our wholly-owned subsidiary Protagenic Therapeutics, Inc. with and into the Company and we changed our name from Atrinsic, Inc. to Protagenic Therapeutics, Inc.

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Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our Board acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

Zack Armen

From the latter part of 2018 through the second quarter of 2020, Zack Armen, the son of our Executive Chairman, Garo H. Armen, Ph.D., assisted us in the development of slide deck presentations and summaries, video editing, and forecasting and market size projections that were incorporated into presentations to investors and others. We have included these presentations in various Current Reports on Form 8-K which we filed with the Securities and Exchange Commission. On June 17th, 2019, the Compensation and Audit Committees of the Board authorized the issuance to Mr. Armen of 25,000 stock options under the 2016 Plan in consideration for his services. These options vested in their entirety on issuance, have a ten-year term and are exercisable at a price of $1.25 per share. On February 13, 2020, we issued 50,000 options to Mr. Armen, and on July 18, 2020, we issued an additional 30,000 options to Mr. Armen that vest over 48 months. We have no current plans for Mr. Armen to continue to render services to us.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2: TO APPROVE AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (OUR “CHARTER”) WHICH WILL CLASSIFY OUR BOARD OF DIRECTORS INTO THREE CLASSES (THE “CLASSIFIED BOARD AMENDMENT”).

Our Board of Directors has approved and recommends that our stockholders approve the Classified Board Amendment in the form attached to this proxy statement as Appendix A, which provides for the establishment of a classified board structure consisting of three classes of directors. Our Board of Directors currently consists of six members, each of whom, if elected, are eligible to serve to one-year terms at each annual meeting of stockholders. However, if this Proposal No. 2 is approved, the Classified Board Amendment would classify our Board of Directors into three classes, with each class having a three-year term expiring in a different year, as further described below.

Classified Board of Directors

Delaware law provides that, unless otherwise provided in a company’s certificate of incorporation or bylaws, directors are elected for a one-year term at each annual meeting of stockholders. If this Proposal No. 2 is approved, the Classified Board Amendment would classify our Board of Directors, effective as of the annual meeting of stockholders to be held in 2021, into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors), designated as follows:

●	Class I, comprised of two directors, initially Jennifer Buell and Robert B. Stein (with their initial terms expiring at our 2022 annual meeting of stockholders and members of such class serving successive three-year terms);

●	Class II, comprised of two directors, initially Khalil Barrage and Joshua Silverman (with their initial terms expiring at our 2023 annual meeting of stockholders and members of such class serving successive three-year terms); and

●	Class III, comprised of two directors, initially Garo H. Armen and Brian J. Corvese (with their initial terms expiring at our 2024 annual meeting of stockholders and members of such class serving successive three-year terms).

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The members of our Board of Directors as of the date of this proxy statement would continue to serve their current terms until our 2022 annual meeting of stockholders (at which point the classified board structure described above would go into effect) or until their respective successors are elected and qualified, or until their earlier death, disability, retirement, resignation or removal. The Classified Board Amendment will authorize our Board of Directors to assign directors then in office to Class I, Class II and Class III upon the effectiveness of the classified board structure at our 2022 annual meeting of stockholders.

If this Proposal No. 2 is approved and the classified board structure becomes effective, at each successive annual meeting of stockholders following our 2022 annual meeting of stockholders, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors expires in each year.

Pursuant to our Bylaws, vacancies on our Board of Directors (including, if Proposal No. 2 is approved and the classified board structure becomes effective, any vacancy in Class I, Class II or Class III) may only be filled by the vote of a majority of the remaining directors then in office. The Classified Board Amendment will provide that any such director elected in accordance with our Bylaws to fill a vacancy on our Board of Directors will serve in accordance with our Bylaws until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified or until his or her earlier death, disability, retirement, resignation or removal.

Advantages of a Classified Board of Directors

Our Board of Directors believes that a classified board structure will help to assure the continuity and stability of our long-term policies in the future and to reduce our vulnerability to hostile and potentially abusive takeover tactics that could be adverse to the best interests of the Company’s stockholders. Our Board of Directors believes that, by encouraging potential acquirers to negotiate directly with our Board of Directors, thereby giving our Board of Directors added leverage in such negotiations, a classified board structure will increase the likelihood of bona fide offers for the Company by serious acquirers. A classified board would not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, would put our Board of Directors in a position to act to maximize value for all stockholders. A longer term in office also would allow our directors to stay focused on long-term value creation, without undue pressure that may come from special interest groups intent on pursuing their own agenda at the expense of the interests of the Company and its other stockholders. Further, it would enable us to benefit more effectively from directors’ (particularly non-management directors’) experience, knowledge of the Company and wisdom, while helping us attract and retain highly qualified individuals willing to commit the time and dedication necessary to understand the Company, its operations and its competitive environment. The continuity and quality of leadership that results from a staggered Board should, in the opinion of the Board, promote the long-term value of the Company. Staggered terms for directors may also moderate the pace of change in the Board by extending the time required to elect a majority of directors from one to two annual meetings of stockholders.

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Disadvantages of a Classified Board of Directors

While a classified board of directors may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock or that a majority of our stockholders otherwise believes may be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors or management. Because of the additional time required to change control of our Board of Directors, a classified board may also make it more difficult and more expensive for a potential acquirer to gain control of our Board of Directors and the Company. Currently, a change in control of our Board of Directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting where there is a contested director election. If we establish a classified board of directors, it will take at least two annual meetings following the annual meeting at which the classified board structure becomes effective for a potential acquirer to effect a change in control of our Board of Directors, even if the potential acquirer were to acquire a majority of our outstanding common stock.

Potential Anti-Takeover Effect

A classified board of directors may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, a classified board of directors could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, a classified board of directors will make it more difficult for stockholders to change the majority composition of our Board of Directors, even if our stockholders believe such a change would be beneficial. Because a classified board of directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management.

Since the creation of a classified board of directors will increase the amount of time required for a hostile bidder to acquire control of the Company, the existence of a classified board of directors could tend to discourage certain tender offers that stockholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize stockholder value in any change of control transaction.

Our Board of Directors does not currently contemplate recommending the approval of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date for the Meeting is required for approval of the Classified Board Amendment. A failure to submit a proxy card or vote at the Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this Proposal No. 2.

The Board recommends that stockholders vote “FOR” approval of the Classified Board Amendment.

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PROPOSAL 3: RATIFY THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021

On May 18, 2017, we engaged MaloneBailey LLP (“Malone”) as our principal independent registered public accounting firm, and effective May 18, 2017, we dismissed Marcum LLP (“Marcum”) as Protagenic Therapeutics, Inc.’s principal independent registered public accounting firm. The decision to dismiss Marcum and to appoint Malone was approved by our board of directors.

During Protagenic Therapeutics’ two most recent fiscal years ended December 31, 2020 and 2019, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K between the Company and Marcum or Malone, as applicable, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the accountant, would have caused the accountant to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such fiscal years, or (2) reportable events.

During our two most recent fiscal years ended December 31, 2020 and 2019, we have not consulted with Malone regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Malone provided to us a written report or oral advice that Malone concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Malone regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has appointed Malone as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2020, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm. Representative(s) of Malone are expected to be available by phone to respond to appropriate questions at the Annual Meeting.

Although stockholder ratification of the selection of Malone as our independent registered public accounting firm is not required by our Bylaws or otherwise, the Audit Committee believes it appropriate as a matter of policy to request that stockholders ratify the selection of our independent registered public accounting firm. In the event the stockholders do not ratify the appointment of Malone, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Malone, the Audit Committee may in its discretion appoint a different independent public accounting firm at any time if the Audit Committee determines that a change is in the best interests of us and our stockholders.

Principal Accounting Fees and Services.

The following table sets forth the fees for services provided and reasonably expected to be billed by MaloneBailey LLP. The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2020 and 2019.

	Fiscal Year 2020	Fiscal Year 2019
Audit fees	$55,800	$55,00
Audit-related fees	$-	$-
Tax Fees	$-	$-
All other fees	$-	$-

Total	$55,800	$55,00

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Audit Fees: For the fiscal years ended December 31, 2020 and 2019, the aggregate audit fees billed by our independent auditors were for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC.

Audit-Related Fees: Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements.

Tax Fees: For the fiscal years ended December 31, 2020 and 2019, there were no tax fees, respectively.

All Other Fees: For the fiscal years ended December 31, 2020 and 2019, there were $0 and $0, respectively

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee convenes on a quarterly basis to approve each quarterly filing, and an annual basis to review the engagement of the Company’s external auditor.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining Malone Bailey LLP’s independence and has determined that such services for fiscal years 2020 and 2019, respectively, were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal that an eligible stockholder wishes to submit for inclusion in our proxy statement must advise our Secretary of such proposals in writing by June 8, 2022. Such proposal will be included if it complies with SEC rules regarding inclusion of proposals in proxy statements.

Stockholders who intend to submit a proposal at such meeting without inclusion in our proxy statement must advise our Secretary of such proposals in writing between June 9, 2022 and July 9, 2022.

If we do not receive notice of a stockholder proposal within the timeframes set forth above, our management will use its discretionary authority to vote the shares they represent, as our Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATON

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

The above notice and proxy statement are sent by order of the Board.

/s/ Alexander Arrow
Alexander Arrow
Chief Financial Officer and Secretary
September 7, 2021

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